Exhibit 10.4

                            ASSIGNMENT AND ASSUMPTION
                            -------------------------

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is made and entered into by and between Norit America Inc., having its principal place of business at 5775 Peachtree Dunwoody Road, Suite C - 250, Atlanta, Georgia 30342 (hereinafter referred to as "Norit"), Earth Sciences, Inc. and its wholly-owned subsidiary, ADA Environmental Solutions LLC, having their principal places of business at 8100 South Park Way, Unit B, Littleton, Colorado 80120 (hereinafter referred to as "ESI" and "ADA", respectively).

WHEREAS, Norit, ESI and ADA have entered into a Market Development Agreement (the "MDA") and pursuant to the MDA have been collaborating to develop the market for the use of powdered activated carbon for the reduction of mercury emissions by North American coal-fired utilities and,

WHEREAS, ESI has authorized the spin-off of ADA to its shareholder (the "Spin-Off") to create a separate company to pursue the development and marketing of environmental technologies including activities under the MDA and

WHEREAS, ESI and ADA are desirous of ESI assigning to ADA and ADA assuming all of ESI's rights and obligations under the MDA.

NOW, THEREFORE, in consideration of the premises, the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment of ESI Rights to ADA: ESI, subject only to the distribution of ADA-ES, Inc. stock to the shareholders of ESI, assigns to ADA all of its right, title and interest in and to the MDA, and any technology, information and/or intellectual property developed thereunder, to ADA. Such assignment is without any limitation whatsoever.

2. Assumption by ADA: ADA agrees to assume all the rights and obligations of ESI under the MDA, without limitation.

3. Norit Consent: Pursuant to the Terms and Conditions of MDS (paragraph 10), Norit consents to this assignment and assumption.

4. ADA Indemnification: ADA agrees to indemnify and hold Norit harmless from all claims, losses, costs and expenses that Norit may incur as a result of the above assignment and assumption. This indemnification includes the payment of all reasonable attorney's fees and out-of-pocket costs Norit may incur in enforcing this indemnification against ADA.

5. Assignment and Assumption Subject to the Spin-Off: The assignment by ESI, the assumption by ADA and the consent by Norit set forth above are all subject to the consummation of the Spin-Off. If the Spin-Off does not occur, this Agreement shall be null and void, and of no effect whatsoever and written notice of completion or non-occurrence of the Spin-Off shall be given to Norit by ADA within sixty (60) days.

6. Applicable Law, Arbitration: The parties agree that the substantive laws of the State of Georgia, to the exclusion of the laws of any other jurisdiction, shall be applicable to this Agreement, its construction, interpretation, and effect. Any controversy or claim arising out of or relating to this Agreement, or its breach, or as to arbitrability, shall be settled by arbitration, using one neutral arbitrator, in Atlanta, Georgia in accordance with the governing rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction.

7. Confidentiality, Non-Diversion, etc. ESI agrees to continue to be bound by:
a) the mutual Confidentiality and Non-Disclosure Agreement between ESI, ADA and Norit, dated on or about the date of the MDA, and any extensions thereto and, b) paragraphs 2(d) and 2(l) and 14 and 16 of the Terms and Conditions of the MDA. ESI further agrees not to do anything against Norit's interest that it could not have otherwise done under the MDA.


Consented to:

     "Norit"                                       "ESI"
Norit America Inc.                          Earth Sciences, Inc.

By: David A. Perry                          By: Mark H. McKinnies
------------------                          ---------------------

Title: President                            Title: President
----------------                            ----------------

Date: 8/04/03                               Date:7/29/03
-------------                               ------------


                                                   "ADA"
                                            ADA Environmental Solutions, LLC

                                            By: Michael D. Durham
                                            ---------------------

                                            Title: Manager
                                            --------------

                                            Date: 7/29/03
                                            -------------